Exhibit 99.2

Ideanomics, Inc. SPECIAL MEETING OF STOCKHOLDERS This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints [•] and [•] (together, the “Proxies”), and each of them acting individually or in the absence of others, with full power of substitution and re-substitution, as proxies to vote all of the shares that the P undersigned is entitled to vote at the Special Meeting of Stockholders of Ideanomics, Inc. (the “Company”) to be held R on [•] at [•] Time (including any adjournments or postponements thereof, the “Special Meeting”). Such shares shall O be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion onX such other matters as may properly come before the Special Meeting to the extent authorized by Rule 14a-4(c) underY the Securities Exchange Act of 1934, as amended. C The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and accompanying Proxy A Statement and revokes all prior proxies for the Special Meeting. R D THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. ON PROPOSALS FOR WHICH A CHOICE IS NOT SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS; THEREFORE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS. IMPORTANT – PLEASE MARK, SIGN, DATE, AND RETURN PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Continued and to be dated and signed on reverse side)SEE REVERSE SIDETO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED           Important Notice Regarding the Availability of Proxy Materials: The Notice and Proxy Statement and Annual Report are available at www.proxyvoting.com/[•]